Exhibit 10.4

ADVISORY SERVICES AND MONITORING AGREEMENT

This Advisory Services AND MONITORING Agreement (this “Agreement”) is entered into as of November 4, 2022, by and between Morgenesis LLC, a Delaware limited liability company (the “Company” and, together with its subsidiaries, the “Company Group”), and Metalmark Management II LLC (the “Advisor”).

WHEREAS, on November 4, 2022, MM OS Holdings, L.P., a Delaware limited partnership (the “Investor”), the Company and Orgenesis Inc., a Nevada corporation (the “Purchase Agreement”), entered into that certain Unit Purchase Agreement, pursuant to which, among other things, the Company agreed to issue 3,019,651 Class A Preferred Units (as defined in the Purchase Agreement) to the Investor in exchange for the Initial Investment (as defined in the Purchase Agreement) (the “Acquisition”); and

WHEREAS, the Company and Advisor desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Appointment. (a) The Company hereby appoints the Advisor, or its designees, as one of its advisors with respect to the following services to the extent appropriate and requested by the Company or any member of the Company Group: (i) assisting the Company or any member of the Company Group in analyzing its operations and historical performance; (ii) assisting the Company or any member of the Company Group in analyzing future prospects; (iii) assisting the Company or any member of the Company Group with respect to future proposals for tender offers, acquisitions, sales, mergers, financings, exchange offers, recapitalizations, restructurings or other similar transactions that may be consummated during the term of this Agreement; and (iv) providing financial and business monitoring services, including with respect to assisting the Company or any member of the Company Group in preparing a strategic plan.

(b) The Advisor does not make any representations or warranties, express or implied, in respect of the services to be provided by the Advisor or any of its designees hereunder. In no event shall the Advisor or any of its affiliates be liable to the Company, any other member of the Company Group or any of their respective affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of the Advisor or its designee as determined by a final, non-appealable determination of a court of competent jurisdiction.

Section 2. Payment of Fees. (a) Quarterly Fee. In consideration of the ongoing management and other advisory services to be provided by the Advisor to the Company and any other member of the Company Group under this Agreement, the Advisor shall be entitled to a quarterly fee in cash in an amount equal to 0.25% of the total amount invested by the Investor in the Company as of the date of payment. The Company shall (or shall cause one of its subsidiaries to) promptly pay, to the extent permissible under the Company’s financing arrangements or, in the case of a subsidiary, such subsidiary’s financing arrangements (and to the extent not permissible, such amounts shall continue to accrue and accumulate in accordance with Section 2(c)), the quarterly fees on each January 1, April 1, July 1 and October 1 (or the next business day thereof if such date is not a business day) throughout the duration of this Agreement, with the balance of the accrued but unpaid quarterly fees to be paid upon the termination of this Agreement.

(b) Payments and reimbursements made to the Advisor pursuant to this Section 2 will be paid by check or wire transfer of immediately available funds to an account specified by the Advisor in writing to the Company.

(c) For the avoidance of doubt, to the extent the Company does not pay (or cause to be paid) any fees contemplated by this Agreement if such payment is prohibited pursuant to the terms of any credit agreement, or indenture or debt instrument binding on the any member of the Company Group, the payment by the Company to the Advisor of any accrued and payable fees will be payable immediately on the earlier of (i) the first date on which the Company is permitted to make such payment and (ii) the termination of this Agreement; provided, that in the event any such lender so requires, the fees shall continue to accrue and shall be payable on such future date when the Company is permitted to pay the fees under such loan agreement. The Advisor shall agree to subordinate its rights to receive payment of fees to any indebtedness of the Company to a third party lender, to the extent required by such lender.

Section 3. Reimbursement of Expenses. In consideration of the time, effort and expense that has been and will be expended or incurred by or on behalf of the Advisor in connection with the Acquisition or otherwise under this Agreement, the Company agrees to reimburse the Advisor from time to time upon request for all reasonable out-of-pocket costs, fees and expenses incurred by or on behalf of the Advisor in connection with or related thereto, whether incurred before or after the date hereof, including with respect to: (i) accountants, attorneys, recruitment firms and other consultants hired by the Advisor, to the extent not otherwise paid by the Company, (ii) performance of due diligence investigations by the Advisor or any such external consultants, (iii) the preparation, negotiation and execution of any agreements between the Advisor and any member of the Company Group or any of their respective senior executives and/or any other shareholders of any member of the Company Group relating thereto, (iv) any subsequent amendments or waivers (whether or not the same become effective) under or in respect of any such agreements, (v) governmental and regulatory filings made by or on behalf of the Advisor in connection therewith, (vi) ongoing matters affecting any member of the Company Group, such as equity incentive plans, acquisitions or financing transactions and (vii) the Advisor’s ongoing monitoring of the affairs of the Company Group (including all reasonable travel and related expenses and ongoing industry and company analyses); provided, however, that such expenses (other than any reasonable travel and related expenses) shall not exceed $50,000 per year (provided that, for the avoidance of doubt, such cap shall not apply to any expenses pursuant to Section 6).

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Section 4. No Exclusive Duty to the Company Group. (a) In recognition that (i) the Advisor currently has, and will in the future have or will consider acquiring, investments in numerous companies with respect to which the Advisor may serve as an advisor, a director or in some other capacity, (ii) the Advisor may have duties to various investors, stockholders and partners, (iii) the Advisor (or one or more affiliates, associated investment funds or portfolio companies) may engage in the same or similar activities or lines of business as the Company or any other member of the Company Group and have an interest in the same areas of corporate opportunities, (iv) the members of the Company Group will derive certain benefits hereunder and (v) the Advisor, in desiring and endeavoring fully to satisfy its duties, may confront difficulties in determining the full scope of such duties in any particular situation, the provisions of this Section 4 are set forth to regulate, define and guide the conduct of certain affairs of the Company and other members of the Company Group as they may involve the Advisor.

(b) Notwithstanding anything to the contrary contained herein, (i) the Advisor shall not be required to manage, monitor or advise the Company or any member of the Company Group as its sole and exclusive function and it, and any of its affiliates, may have other business interests and may engage in other activities in addition to those relating to the Company and the Company Group, and such other business interests or activities may be of any nature or description, may be competitive with the Company or any member of the Company Group and may be engaged in independently or with others, and (ii) neither the Company nor any other member of the Company Group shall have any right, by virtue of this Agreement or the relationship created hereby, in or to such other ventures or other activities of the Advisor or any of its affiliates, or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with any member of the Company Group’s business, shall not be deemed wrongful or improper.

Section 5. Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative of the Advisor, any member of the Company Group or any of their respective affiliates shall have any liability for any obligations or liabilities of the Advisor, any member of the Company Group or any of their respective affiliates under this Agreement or for any claim based on, in respect of, or by reason of, the transactions or other matters contemplated hereby.

Section 6. Indemnity and Liability.

(a) The Company hereby indemnifies, defends and agrees to exonerate and hold the Advisor and each of its partners, shareholders, members, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims and liabilities and expenses in connection therewith, including without limitation reasonable attorneys’ fees and charges (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (A) this Agreement, the Acquisition or any related transactions or (B) operations of, or services provided by the Advisor to the Company Group or its affiliates from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of any member of the Company Group, or any of its accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising on account of such Indemnitee’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Save as set out in any express agreement entered into after the date of this Agreement, none of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

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(b) Notwithstanding anything to the contrary contained herein or in the articles of association, certificate of incorporation, bylaws or any other organizational documents of any member of the Company Group, the Company acknowledges and agrees that although under certain circumstances certain Indemnitees may be entitled to indemnification and expense advancement and/or reimbursement from affiliates of such Indemnitee (including without limitation, the general partner, management company or their respective affiliates of any Indemnitee) (collectively, “Related Parties”) in connection with claims made against any such Indemnitee, the obligations of the Company hereunder and/or under the articles of association, certificate of incorporation, bylaws, any director indemnification agreement or other organizational documents of the Company with respect to any claim by an Indemnitee are primary to any obligations of any Related Party with respect thereto and the Indemnitee will not be obligated to seek indemnification from or expense advancement or reimbursement by any Related Party with respect to any claim. In addition: (A) the Company, on behalf of itself, the other members of the Company Group and any insurers providing liability insurance, hereby waives any rights of contribution or subrogation or any other right from or against each and every Related Party and every insurer providing liability insurance to any Related Party and/or any Indemnitee with respect to any claim and (B) the Company acknowledges and agrees that if any Related Party provides indemnification, expense advancement, expense reimbursement or otherwise to an Indemnitee with respect to any liabilities, including Indemnified Liabilities, such Related Party(ies) shall be subrogated to the extent of such payment to all rights of recovery of Indemnitee under this Agreement or the articles of association, certificate of incorporation, bylaws, any director indemnification agreement or other organizational documents of the Company, as applicable. Each of the Indemnitees and Related Parties is an intended third party beneficiary of this Section 6(b) and the Company agrees to take such further action as may be requested by any Indemnitee or Related Party to effectuate the contractual arrangement between the Company and the Indemnitees and Related Parties as set forth herein.

Section 7. Governing Law; Submission to Jurisdiction; Waiver Of Jury Trial. (a) This Agreement shall be governed by, and construed under, the laws of the State of Delaware, and all rights and remedies shall be governed by said laws, without regard to conflict of laws principles. To the fullest extent permitted by law, the parties hereto agree that any claim, suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the other agreements or transactions contemplated hereby shall only be brought in the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware) or the Federal courts located in the State of Delaware and not in any other State or Federal courts located in the United States of America or any court in any other country, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by law, process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

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(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8. Miscellaneous.

(a) Severability. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

(b) Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(c) Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by the Advisor and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

(d) Assignment. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. No party shall assign this Agreement to any other person hereunder without the prior written consent of the other party; provided that any assignment by the Advisor of its rights, interests or obligations under this Agreement to any of its affiliates shall be expressly permitted hereunder and shall not require the prior written consent of the Company.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officer or representative as of the date first above written.

Morgenesis LLC

By:	/s/ Howard Hoffen
Name:	Howard Hoffen
Title:	Authorized Signatory

Metalmark Management II LLC

By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	Chief Executive Officer

[Signature Page to Advisory Services and Monitoring Agreement]